Exhibit 15

Zurich, 28 March 2024
Consent of Independent Registered

Public Accounting Firm
We consent to the incorporation by reference in each

of the following registration statements of

UBS Group
AG:
(1)

on Form F-3 (Registration Number 333-272452),

and each related prospectus currently outstanding
under such registration statement,
(2)

on Form S-8 (Registration Numbers 333-200634;

333-200635; 333-200641; 333-200665;

333-
215254; 333-215255; 333-228653; 333-230312;

333-249143; and 333-272975), and each

related
prospectus currently outstanding under any

of the aforementioned registration statements,
of our reports dated 27 March 2024, with respect

to the consolidated financial statements of

UBS Group AG
and the effectiveness of internal control over financial

reporting of UBS Group AG, included in this

Annual
Report (Form 20-F) for the year ended 31

December 2023, filed with the Securities

and Exchange
Commission.
/s/ Ernst & Young Ltd